Exhibit 10.3

AMENDED AND RESTATED FOURTEENTH AMENDMENT TO LEASE

Amendment made this 27TH day of June 2016, amending the Lease dated March 9, 2000 and amended on October 26, 2000, March 12, 2001, April 22, 2002, March 8, 2005, April 5, 2006, January 31, 2007, October 1, 2008, February 19, 2010, March 7, 2011, March 3, 2012, April 16, 2013 May 5, 2014, December 12, 2014 AND January 5, 2016 (collectively, the “Lease”)

Between	Princeton Corporate Plaza, LLC (“Landlord”)

And	Cytosorbents, Inc., f/k/a Medasorb Corporation (“Tenant”)

Witnesseth:

Whereas the Lease terminated on May 31, 2016 and;

Whereas Tenant desires Landlord to extend the Term;

Now, therefore, in consideration of the mutual understanding between them and intending to be legally bound, Landlord and Tenant hereby agree to amend the Lease as follows:

1.	Term. The Term of the Lease is hereby extended to May 31, 2018 (the “Expiration Date”).

2.	Base Rent. Effective on June 1, 2016, Base Rent for the remainder of the Term shall be $22,035.00 per month.

3.	Estimated Operating Expense. Effective on June 1, 2016, Tenant’s estimated monthly operating expense shall be $7,022.00 and Tenant’s estimated monthly HVAC maintenance charge shall be $270.00.

4.	Electric and Gas. Effective on June 1, 2016, Tenant shall pay as Additional Rent for estimated usage the amounts of $5,825.00 per month for electricity and $1,063.00 per month for gas.

5.	Seventh Expansion Space. Landlord does hereby lease to Tenant and Tenant does hereby rent from Landlord the following described premises: approximately 1,420 square feet in Landlord’s Building at 7 Deer Park Drive, Suite J (the “Seventh Expansion Space”) in the Township of South Brunswick in the County of Middlesex and State of New Jersey, which space is further described as the cross-hatched area on the Floor Plan marked Exhibit A-20 attached hereto and made a part hereof.

6.	Demised Premises. Effective on August 1, 2016 (the “Seventh Expansion Commencement Date”), the Seventh Expansion Space shall be included in the Demised Premises and the total area of the Demised Premises shall be approximately 12,916 square feet.

7.	Use. The Demised Premises shall be used and occupied only and for no other purpose than office and laboratories (the “Use”), provided, however, that said Use in the laboratories shall be strictly limited and subject to the activities set forth in Tenant’s Application for Nonresidential Use Performance Standards and Tenancy Review submitted to and approved by the Township of South Brunswick regardless of whether said approval has been received as of the date of execution of this Lease (the “Tenancy Review”).

8.	Base Rent. Effective on the Seventh Expansion Commencement Date, Tenant’s monthly Base Rent for the remainder of the Term shall be $24,756.00.

9.	Security. Tenant has this day deposited with Landlord the sum of $20,342.00 as additional security thereby increasing Tenant’s total security deposit to $81,370.00.

10.	Tenant’s Proportionate Share. Effective on the Seventh Expansion Commencement Date, Tenant’s Proportionate Share for the remainder of the Term shall be 24.58%.

11.	Estimated Operating Expense. Effective on the Seventh Expansion Commencement Date, Tenant’s estimated monthly Operating Expense shall be $7,890.00 and Tenant’s monthly HVAC maintenance charge shall be $300.00.

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12.	Electric and Gas. Effective on the Seventh Expansion Commencement Date, Tenant shall pay as Additional Rent for estimated usage the amounts of $6,544.00 per month for electricity and $1,195.00 per month for gas.

13.	Acceptance and Workletter.

a.	Landlord shall complete at its own expense and in a good and workmanlike manner all of the alterations to the Seventh Expansion Space set forth on Exhibit B-14 (“Landlord’s Work”) attached hereto and made a part hereof. Tenant acknowledges that it has inspected and examined the Seventh Expansion Space and, except as set forth in Exhibit B-14, has entered into this Amendment without any representations on the part of Landlord, its agents or representatives as to the condition thereof, and, except as set forth in Exhibit B-14, is leasing and accepting the Seventh Expansion Space “as-is” and “where-is”. No representations or promises, except as specified herein, have been made by or on behalf of Landlord, its agents, employees or representatives, or by any real estate broker, prior to or at the execution of this Amendment, and Landlord is not bound by, and Tenant will make no claim on account of, any representation, promise or assurance, expressed or implied, with respect to conditions, repairs, improvements, services, accommodations, concessions or any other matter, other than as contained herein.

b.	Landlord shall at Tenant’s sole cost and expense complete in a good and workmanlike manner and in compliance with all government rules and regulations all of the alterations set forth on Exhibit B-15 (“Tenant’s Work”) attached hereto and made a part hereof.

14.	Commencement Date.

1)	The Commencement Date shall be earlier or later than the date set forth at the beginning of this Lease under the following circumstances:

a)	The Lease will not commence until the work listed in Exhibit B-14, to be performed by Landlord, is substantially completed, unless Tenant chooses to occupy the Demised Premises, or any part thereof, prior to substantial completion, in which case the Commencement Date shall be the date of said occupancy by Tenant.

b)	Except as provided in the preceding paragraph, the Commencement Date will not be altered if the work listed in Exhibit B-14, to be performed by Landlord, is not substantially completed due to (i) changes requested by Tenant to Exhibit B-14 after this Lease was executed or (ii) the failure of Tenant to promptly provide Landlord with any information necessary for the timely completion of the work listed in Exhibit B-14 or (iii) the failure of Tenant to cooperate with Landlord in completion of the work listed in Exhibit B-14 to such an extent as to cause the delay.

2)	Substantial completion shall be deemed to have occurred even though (i) minor details of Landlord’s work remain to be done, provided such details do not materially interfere with the Tenant’s occupancy of the Demised Premises, or (ii) any work or installation other than Landlord’s work being performed by Tenant itself has not been completed.

3)	Landlord shall not be liable for failure to give possession of the Demised Premises, or any part thereof, upon the Commencement Date by reason of the fact that the Demised Premises, or any part thereof, are not ready for occupancy, or due to a prior tenant holding over in the Demised Premises or due to any other person being in possession of the Demised Premises or for any other reason.

15.	Renewal Option.

1)	Tenant has the option to renew for one (1) successive one (1) year term upon six (6) months written notice to Landlord prior to the expiration of the term of this Lease, time being of the essence; provided, however, that Tenant is not in default under any of the terms and conditions of this Lease and no event has occurred which with the giving of notice, passage of time, or both, would constitute an event of default on the date (i) this option is exercised and (ii) the renewal term commences. Base Rent for the renewal term shall be increased by the greater of five percent (5%) or the increases (if any) in the Consumer Price Index as published by the U.S. Department of Labor (“CPI”). Base Rent for the renewal term shall be determined (and shall be effective for the entire then operative lease years in the renewal term) by multiplying the annualized Base Rent in the last month of the prior term by the greater of a) five percent (5%) or b) a fraction, the numerator of which fraction shall be the CPI figure for the month which is two (2) months prior to the month in which the Commencement Date occurred (the “CPI Month”) and the denominator of which fraction shall be the figure published for the corresponding month in the initial lease year for the first renewal and for subsequent renewals, the month used for the numerator in the preceding renewal period. The CPI used shall be the All Urban Consumers (CPI-U), U.S. City Average.

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3)	Should the CPI cease to be published, then the closest similar published index by an agency of the U.S. Government shall be substituted. Should there be no such substitute, the parties hereto shall, under the rules of the American Arbitration Association, agree to a substitute formula or source, designed to accomplish the same original purpose of this provision.

16.	Tenant’s Statement of Estoppel in Favor of Landlord. Tenant hereby confirms that to the best of its knowledge, after due inquiry and consideration:

a.   Tenant does not have any pending or potential causes of action, suits, liabilities, debts, damages, controversies, agreements, trespasses, judgments, executions, demands and claims of any nature whatsoever, whether in law or in equity, against Landlord, its predecessors. successors and assigns, its parents, subsidiaries, officers, directors, shareholders, employees, agents and attorneys, any affiliated corporations, their officers, directors, shareholders and employees, by reason of any matter or cause whatsoever related to or arising from the Lease, or any other matter which has arisen prior to the date of execution of this Amendment.

b.    The Lease is in full force and effect and there are no defaults thereunder by Tenant (or to Tenant’s knowledge, by Landlord), nor are there any conditions which with the passage of time or giving of notice or both would become a default under the Lease.

c.    The Lease is the only agreement between Tenant and the Landlord affecting the Premises, and the Lease has not been assigned, amended, modified, changed, altered or supplemented, except as expressly specified herein. Tenant has no notice or knowledge of any person claiming rights as landlord or as tenant under the Lease other than Landlord and Tenant respectively.

d.    Tenant is in full and complete possession of the Premises pursuant to the terms of the Lease. There are no options by Tenant or rights to expand the Premises provided for in the Lease, except as may be expressly provided in the Lease.

e.    All duties of an inducement nature and all inducement clauses have been fulfilled by Landlord in all respects, including any allowance and rent and other financial concessions.

f.    Tenant has not, at the Premises or within the building, generated, stored, handled or otherwise dealt with any hazardous or toxic waste or material, radioactive materials, or other contaminants, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by an local, state or federal agency, authority or government unit except as expressly permitted in the Lease.

g.    No petition, suit or proceeding involving Tenant’s bankruptcy, insolvency, reorganization, receivership, or general assignment for the benefit of creditors is currently pending or contemplated.

17.	Release in Favor of Landlord. Tenant hereby releases and forever discharges Landlord, its predecessors, successors and assigns, its parents, subsidiaries, officers, directors, shareholders, employees, agents and attorneys, any affiliated corporations, their officers, directors, shareholders and employees, from any and all causes of action, suits, liabilities, debts, damages, controversies, agreements, trespasses, judgments, executions, demands and claims of any nature whatsoever, whether in law or in equity, whether known or unknown, and any and all rights, duties, liabilities and obligations, whether presently enforceable or enforceable in the future, by reason of any matter or cause whatsoever from the beginning of time to the date of its execution of this Amendment, related to or arising from the Lease.

18.	Tenant’s Representations. Tenant represents and warrants that Tenant and the person(s) executing and delivering this Amendment on Tenant’s behalf each represent and warrant that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the State of New Jersey, is in good standing under the laws of the state of its organization and the laws of the State of New Jersey, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.

19.	Lease Amendment Submission. Tenant has executed this Amendment upon the understanding that this Lease shall not in any way bind Landlord until such time as the same has been approved and executed by Landlord and a counterpart delivered to or received by Tenant.

20.	Entire Lease. This Amendment is made a part of the Lease and where a conflict exits between any provision in the Lease and the provisions of this Amendment, this Amendment shall govern. Except as specifically amended herein, all of the terms and conditions of the Lease shall continue with full force and effect.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers or other duly authorized representatives and their proper corporate seal (if applicable) to be hereto affixed, as of the day and year first above written.

WITNESS:	LANDLORD
Princeton Corporate Plaza, L.L.C.
	By:	Princeton Corporate Management Corp., Managing Member

/s/ Pamela R. Kent	By:	/s/ Teresa Ryan Kent
Name: Teresa Ryan Kent
8/5/16	Title: Treasurer
Date

WITNESS:	TENANT
Cytosorbents, Inc.

/s/ Kathleen P. Bloch	By:	/s/ Phillip Chan
Name: Phillip Chan
8-4-2016	Title: CEO
Date

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EXHIBIT A-20

Seventh Expansion Space

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EXHIBIT A-21

Workletter Floor Plan

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EXHIBIT A-22

Workletter Outlet Plan

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EXHIBIT A-23

Workletter Ceiling Plan

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EXHIBIT B-14

Description of Landlord’s Work

All Special Requirements of Tenant that are not included in this Exhibit shall be at the sole cost and expense of Tenant.

1.	FLOORING:
Office Area:	Existing hardwood.
Laboratory:	New epoxy paint.
Corridor Area:	New VCT from bathrooms to front executive offices. Replace black vinyl base with gray vinyl base.

2.	PARTITIONS:
Office Area:	As shown on the outlined area of Exhibit A-21 Floor Plan except for the items set forth in Exhibit B-15 “Description of Tenant’s Work”
Laboratory:	As shown on Exhibit A-21 Floor Plan except for the items set forth in Exhibit B-15 “Description of Tenant’s Work”
Old Packing Room:	Remove partition wall.

3.	ELECTRICAL:
Office Area:	As shown on the outlined area of Exhibit A-22 Outlet Plan except for the items set forth in Exhibit B-15 “Description of Tenant’s Work”
Laboratory:	As shown on the outlined area of Exhibit A-22 Outlet Plan except for the items set forth in Exhibit B-15 “Description of Tenant’s Work”

All Special Electric by Tenant. All outlets are 110v unless otherwise specified on Exhibit A-22.

4.	LIGHTING:
Office Area:	As shown on the outlined area of Exhibit A-23 Ceiling Plan except for the items set forth in Exhibit B-15 “Description of Tenant’s Work”
Laboratory:	As shown on the outlined area of Exhibit A-23 Ceiling Plan except for the items set forth in Exhibit B-15 “Description of Tenant’s Work”

5.	CEILINGS:
Office Area:	As shown on the outlined area of Exhibit A-23 Ceiling Plan except for the items set forth in Exhibit B-15 “Description of Tenant’s Work”
Laboratory:	As shown on the outlined area of Exhibit A-23 Ceiling Plan except for the items set forth in Exhibit B-15 “Description of Tenant’s Work”
Corridor Area, Hall & Bathrooms:	Replace damaged ceiling tiles.

6.	WALL FINISH:
Office Area:	Painted, white.
Laboratory:	Painted, white.
Corridor Area:	Touch up patching and painting to corridor walls & trim. Paint door trims gray to match cove base. Install corner guards. Clean up corridor doors with clear coat. Install kick plate on Mechanical Room Door 013.
Conference Room:	Touch up painting conference room.

7.	INTERIOR DOORS:
Office Area:	As shown on the outlined area of Exhibit A-21 Floor Plan except for the items set forth in Exhibit B-15 “Description of Tenant’s Work”
Laboratory:	As shown on the outlined area of Exhibit A-21 Floor Plan except for the items set forth in Exhibit B-15 “Description of Tenant’s Work”
Corridor Area:	Relocate break-room door to hallway wall. Close up existing door area.

8.	PLUMBING:
Corridor Area:	Cold water connections to fume hoods.
Relocate existing safety eyewash from rear corridor to Quality Control lab, relocate thermostat.

9.	HEATING & AIR CONDITIONING:	Cooling 78 degrees at 95 degrees.
Heating 68 degrees at 0 degrees.

10.	FIRE EXTINGUISHERS:	As per Township code.

11.	SPRINKLERS:	As per Township code.

12.	LABORATORY EQUIPMENT & FURNISHINGS: Three (3) fume hoods, cabinets and benches per Exhibit A-21 Floor Plan. Remove old security system components, relocate benches and cabinets from old packing room to new packing room.

13.	OTHER:	Remove bug zappers in foyer. Patch and paint. Patch and paint where tenant has pill sign removed. Hard prune interior tree and repair ceiling leak in foyer. Clean up general landscaping at entrance, including removing dead plants, tree and stump.

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EXHIBIT B-15

Description of Tenant’s Work

Fit-out Costs by Tenant:

All special requirements not included in Exhibit B-14 will be at Tenant cost.

The following are included in the cost specified in Paragraph 9 of this Amendment:

ITEM	DESCRIPTION	COST
Data & Telecommunications	Equipment & Installation	By Tenant

Tenant Equipment	Mechanical Connections	TBD

Signage	Interior and exterior Tenant signs	By Tenant

Polymer lab floor	Repair and epoxy paint floor	50% By Tenant

Polymer lab door	Install door from Polymer lab to Expansion 7 Suite J lab	By Tenant

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